                                                                    EXHIBIT 23.2






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we herby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.






                                            ARTHUR ANDERSEN & CO.


Dallas, Texas
July 29, 1994